Exhibit (a)(2)

KKR FS Income Trust Select

Declaration of Trust

DECLARATION OF TRUST, dated as of April 19, 2023, is made by the individual trustee identified on the signature page hereto (the “Trustee”). The Trustee hereby agrees as follows:

1. The trust formed hereby (the “Trust”) shall be known as “KKR FS Income Trust Select”, in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Trustee for the purpose of becoming a closed-end management investment company and engaging in such other activities as are necessary, convenient or incidental thereto.

3. The Trustee intends to enter into an amended and restated Declaration of Trust, satisfactory to each party thereto, to provide for the contemplated operation of the Trust formed hereby. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law.

4. The following persons be, and they hereby are, elected to the office(s) listed opposite their names, each to serve the Trust in such office(s) (a) until his or her successor shall have been elected and shall have qualified, (b) until his or her death or (c) until he or she shall have resigned or have been removed by the Trustee:

Michael C. Forman	Chief Executive Officer

Brian Gerson	Co-President

Dan Pietrzak	Co-President and Chief Investment Officer

Steven Lilly	Chief Financial Officer

William Goebel	Chief Accounting Officer

James Volk	Chief Compliance Officer

Drew O’Toole	Co-Chief Operating Officer

Ryan Wilson	Co-Chief Operating Officer

Stephen S. Sypherd	General Counsel and Secretary

Zach Chalfant	Treasurer

5. The Trustee and the officers of the Trust, or any one of them, are hereby authorized, in their discretion: (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, as applicable, (a) a Registration Statement on Form N-2 (including any pre-effective or post-effective amendments thereto) relating to registration under the Investment Company Act of 1940, as amended (the “1940 Act”), and a Form N-8A relating to registration under the 1940 Act and (b) any additional filing request, report or application or amendment thereto with the Commission that may be required from time to time under the 1940 Act, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or otherwise deemed by the Trustee or any officer of the Trust from time to time to be in the best interests of the Trust; (ii) to prepare, on behalf of the Trust, one or more confidential private placement memorandums or other offering documents (including any supplements or amendments thereto) and subscription documents (including any amendments or supplements to such subscription documents) relating to one or more offerings of the Trust’s securities; (iii) to cause the Trust to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended; (iv) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports and other papers and documents as may be required by the Financial Industry Regulatory Authority; (v) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust or provide notice of the offering of such securities under the securities or “blue sky” laws of such jurisdictions as the Trustee and officers, or any one of them, may deem necessary or desirable; (vi) to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, placement agreements, investment advisory agreements and other contracts among the Trust and any other persons relating to the issuance of the securities of the Trust and the management and administration of the Trust’s operating and investment activities, satisfactory to each such party; and (vii) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, that they, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1). Subject to the foregoing, the Trustees, acting by majority vote, are entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days’ prior notice to the other Trustees.

7. (a) The Trustee and the officers of the Trust (the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustee, any beneficial owner or any holder of the Trust’s securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office with respect to such acts or omissions, as finally determined by any court of competent jurisdiction.

(b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

8. The Trust shall, to the fullest extent permitted by applicable law,

a. indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, claim, action, suit, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage, liability, action, suit or claim incurred by the Fiduciary Indemnified Persons by reason of the Fiduciary Indemnified Person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office with respect to such acts or omissions, as finally determined by any court of competent jurisdiction; and

b. advance expenses (including legal fees and including costs of enforcing the Trust’s obligations under this Section 8) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

9. The provisions of Section 8 shall survive the resignation or removal of the Fiduciary Indemnified Persons and the termination of this Declaration of Trust.

10. The Trust may dissolve, wind-up and terminate without issuing any securities at the election of the Trustee.

11. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

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IN WITNESS WHEREOF, the undersigned has caused this Declaration of Trust to be duly executed as of the day and year first above written.

TRUSTEE:

/s/ Michael C. Forman
Name: Michael C. Forman, not in his individual capacity but solely as trustee

[Signature page to K-FITS Declaration of Trust]